As filed with the Securities and Exchange Commission on August 10, 2005

                                                     Registration No. 333-l00259
=============================================================================
                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               AMENDMENT NO. 8 TO

                                    FORM SB-2
           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             LAURIER INTERNATIONAL, INC.
                (Name of small business issuer in its charter)

          Delaware                       2741                     52-2286452
  (State or Jurisdiction of    (Primary Standard Industrial  (I.R.S. Employer
Incorporation or Organization) Classification Code Number)   Identification No.)

                             101-1870 Parkinson Way
                           Kelowna, BC, Canada V1Y 8C9
                                  250-712-9354
          (Address and Telephone Number of Principal Executive Offices
                        and Principal Place of Business)
                           ---------------------------
                              Robert C. Weaver, Jr.
                                 721 Devon Court
                            San Diego, CA 92109-8007
                                 (858) 488-4433
            (Name, Address and Telephone Number of Agent For Service)
                           ---------------------------
Approximate date of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by market conditions and other factors.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
================================================================================
                                        Proposed      Proposed
                                        Maximum       Maximum
                                        Offering      Aggregate       Amount of
Title of Each Class    Amount to be     Price Per     Offering      Registration
of Securities          Registered       Share (1)      Price            Fee
--------------------------------------------------------------------------------
Common Stock,            501,000          $.30        $150,300         $13.83
$.0001 par value
================================================================================
(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

This amendment is being filed solely for the purpose of including Exhibit number
23.3 to the Registration Statement. No other changes were made to Amendment Number 7 as filed on July 26, 2005.

ITEM 27. EXHIBITS.

     3.1   Articles of Incorporation*
     3.2   By-Laws*
     4.1   Specimen Common Stock Certificate*
     5.1   Opinion Regarding Legality*
     10.1  Exclusive License Agreement*
     10.21 Amendment to Exclusive License Agreement dated 3-13-01*
     10.22 Amendment to Exclusive License Agreement dated 3-13-01*
     10.3  Amendment to Exclusive License Agreement dated 9-15-03*
     10.31 Amendment to Exclusive License Agreement dated 9-15-04*
     15    Letter on unaudited interim financial information*
     21    Subsidiaries*
     23.1  Consent of Counsel (included in Exhibit 5.1)*
     23.2  Consent of Auditor for March 31, 2005 financials*
     23.3  Consent of Auditor for December 31, 2004 financials


----------
* Previously filed.

                                   SIGNATURES


In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in Kelowna, British Columbia on August 10, 2005.


                              LAURIER INTERNATIONAL, INC. (Registrant)


                              By: /s/ John Bracey
                                 -----------------------------------------
                                 John Bracey, President


/s/ John Bracey                                               8/10/2005
-----------------------------------------                   ------------
John Bracey, President (Chief Executive Officer)                 Date


/s/ John Bracey                                               8/10/2005
-----------------------------------------                   ------------
John Bracey, Treasurer (Chief Financial Officer)                 Date


/s/ John Bracey                                               8/10/2005
-----------------------------------------                   ------------
John Bracey, Principal Accounting Officer                        Date


/s/ John Bracey                                               8/10/2005
-----------------------------------------                   ------------
John Bracey, Director                                            Date


/s/ Katherine E. Bracey                                       8/10/2005
-----------------------------------------                   ------------
Katherine E. Bracey, Director                                    Date